Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350 as
Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

In connection with the Transition Report on Form 10-K of Perseon Corporation (the “Company”) for the four month period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William S. Barth, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2015

By:	/s/ William S. Barth
William S. Barth
Chief Financial Officer
(Principal Financial and Accounting Officer)